BY-LAWS

                                OF

                 COMMERCE SECURITY BANCORP, INC.


                            ARTICLE I

                           Stockholders


     Section 1.     Annual Meeting.     An annual meeting of the stockholders
of the corporation, for the election of the Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on the first Wednesday in April of each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the hour stated in the notice of the meeting. If the annual meeting of the stockholders is not held on such date, the Directors shall cause the meeting to be held as soon thereafter as convenient.

     Section 2.     Special Meetings.     Special meetings of the stockholders
may be called by the President or by order of the Board of Directors, and shall be called by the Secretary (or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer) upon written application by one or more stockholders owning shares of the capital stock of the corporation which represent at least 10 percent of the votes entitled to be cast at the meeting.

     Section 3.     Place and Hour of Meetings.     All meetings of stockholders
shall be held at the principal office of the corporation at 10:00 a.m. local time unless a different place or hour is fixed by the person or persons calling the meeting and stated in the notice of the meeting.

     Section 4.     Notices of Meetings and Adjourned Meetings.     A written
notice of each annual or special meeting of the stockholders stating the place, date, and hour thereof, shall be given by the Secretary (or the person or persons calling the meeting), not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote thereat, by leaving such notice with such stockholder or at his or her residence or usual place of business, or by depositing it postage prepaid in the United States mail, directed to each stockholder at his or her address as it appears on the records of the corporation. The notice of a special meeting of the stockholders shall state the purpose or purposes for which the meeting is called. An affidavit of the Secretary, Assistant Secretary, or transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. No notice need be given to any person with whom communication is unlawful or to any person who has

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waived such notice (a) in writing (which writing need not specify the business to be transacted at, or the purpose of, the meeting) signed by such person before or after the time of the meeting or (b) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. No notice need be given to any person to whom (a) notice of two consecutive annual meetings, and all notices of meetings or of a taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (b) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at his or her address as shown on the records of the corporation, have been returned undeliverable. If any such person shall deliver to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person in accordance with this Section 4 shall be reinstated. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken except that, if the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner provided in this Section 4.

     Section 5.     Quorum.     At any meeting of the stockholders, a quorum for
the transaction of business shall consist of one or more individuals appearing in person or represented by proxy and owning or representing a majority of the shares of the corporation then outstanding and entitled to vote, provided that less than such quorum shall have power to adjourn the meeting from time to time.

     Section 6.     Voting.     Unless otherwise provided in the Certificate of
Incorporation and subject to the provisions of Section 10 of this Article I, each stockholder shall have one vote for each share of capital stock entitled to vote held by such stockholder according to the records of the corporation. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote unless in the transfer by the pledgor on the books of the corporation the pledgor has expressly empowered the pledgee to vote the pledged shares, in which case only the pledgee or the pledgee's proxy shall be entitled to vote.

     Section 7.     Proxies.     Each stockholder entitled to vote at a meeting
of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period.

     Section 8.     Action at Meeting.     When a quorum is present at any
meeting, action of the stockholders on any matter properly brought before such meeting shall require, and may be effected by, the affirmative vote of the holders of shares of capital stock present in person or represented by proxy, which shares represent a majority of the votes cast on any matter, except
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where a different vote is required by law, the Certificate of Incorporation or these By-laws. If the Certificate of Incorporation so provides, no ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

     Section 9.     Stockholder Lists.     The officer who has charge of the
stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 10.    Record Date.

     (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

     (b)  If no record date is fixed:

          (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first such written consent is expressed.

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          (3)  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 11.    Action by Written Consent.      Any action required by law
to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing; such consent shall be effective as of the date stated therein and shall be filed with the minutes of the meeting of the stockholders.


                            ARTICLE II

                            Directors

     Section 1.     Powers.      The business and affairs of the corporation
shall be managed by or under the direction of the Board of Directors.

     Section 2.     Number of Directors.      The Board of Directors shall
consist of not less than 6 nor more than 11 persons. The number of Directors is initially fixed at 7, and may be increased or decreased by the Board of Directors at any time.

     Section 3.     Election and Tenure.      Each Director shall be elected by
plurality vote of the stockholders at the annual meeting of stockholders or as provided in Section 5 of this Article II. In the event of a failure to elect Directors at an annual meeting of the stockholders, the Directors may be elected at any regular or special meeting of the stockholders entitled to vote for election of Directors, provided that notice of such meeting shall contain mention of such purpose. Each Director shall serve until the date fixed in these By-laws for the next annual meeting of stockholders after such Director's election and thereafter until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

     Section 4.     Qualification.     No Director need be a stockholder.

     Section 5.     Vacancies and Newly Created Directorships.      Vacancies
and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. When one or more Directors shall resign from the Board, effective at a future date, a majority of Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies by vote to take effect when such resignation or resignations shall become effective.

     Section 6.     Removal.     Any Director or the entire Board of Directors
may be removed, with or without cause, at any time upon the affirmative vote by the holders of a majority the shares then entitled to vote at an election of the Directors. Any vacancy in the Board caused by any such removal may (but need not be) filled in the manner provided in Section 5 of Article II.

     Section 7.     Resignation.     Any Director of the corporation may resign
at any time by giving written notice to the Board of Directors, to the Chairman of the Board, if any, to the President, or to the Secretary, and any member of a committee may resign therefrom at any time by giving notice as aforesaid or to the chairman or secretary of such committee. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 8.     Annual Meeting.     Immediately after each annual meeting
of stockholders and at the place thereof, if a quorum of the Directors is present, there shall be a meeting of the Directors without notice.

     Section 9.     Regular Meetings.     Regular meetings of the Directors may
be held at such times and places as shall from time to time be fixed by resolution of the Board, and no notice need be given of regular meetings held at times and places so fixed, provided, however, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders and that, if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution without notice to or waiver by such absent Director pursuant to
Section 11 of this Article II.

     Section 10.    Special Meetings.      Special meetings of the Directors may
be called by the Chairman of the Board (if any), the President, or by any two Directors, and shall be held at the place and on the date and hour designated in the call thereof.

     Section 11.    Notices.     Notices of any special meeting of the Directors
shall be given by the Secretary or an Assistant Secretary to each Director, by mailing to him, postage prepaid, and addressed to such Director at his or her address as registered on the books of the corporation, or if not so registered at his or her last known home or business address, a written notice of such meeting at least four days before the meeting, or by sending notice of such meeting to him by prepaid telegram addressed to him at such address, or by actual delivery of such notice to him personally or by telephone, facsimile, telex or cable at least 48 hours before the meeting. In the absence of all such officers, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director who has waived notice (a) in writing executed by him before or after the meeting and filed with the records of the meeting, or (b) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Directors need not specify the business to be transacted at or the purpose of the meeting.

     Section 12.    Quorum.     At any meeting of the Directors a majority of
the total number of Directors fixed pursuant to Section 2 of Article II shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may adjourn such meeting, provided that all absent Directors receive or waive notice pursuant to
Section 11 of Article II of any such adjournment that exceeds four business days.

     Section 13.    Action at Meeting.     At any meeting of the Directors at
which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by vote of a majority of those present, unless a different vote is required by law, the Certificate of Incorporation, or these By-laws.

     Section 14.    Action by Written Consent.     Any action required or
permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 15.    Telephone Meetings.     Members of the Board of Directors,
or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 15 shall constitute presence in person at such meeting.

     Section 16.    Place of Meetings.     The Board of Directors may hold its
meetings, and have an office or offices, within or without the State of Delaware.

     Section 17.    Compensation.     The Board of Directors shall have the
authority to fix the compensation of Directors.

     Section 18.    Committees.

     (a) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property or assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-laws of the corporation. Such a committee may, to the extent expressly provided in the resolution of the Board of Directors, have the power or authority to declare a dividend or to authorize the issuance of stock.

     (b) At any meeting of any committee, a majority of the whole committee shall constitute a quorum and, except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-laws, the affirmative vote of at least a majority of the members present at a meeting at which there is a quorum shall be the act of the committee.

     (c) Each committee, except as otherwise provided by resolution of the Board of Directors, shall fix the time and place of its meetings within or without the State of Delaware, shall adopt its own rules and procedures, and shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.


                           ARTICLE III

                             Officers

     Section 1.     Officers and Their Election.     The officers of the
corporation shall be a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant

Treasurers and other officers as the Board of Directors may from time to time determine and elect or appoint. The Board of Directors may appoint one of its members to the office of Chairman of the Board and another of its members to the office of Vice-Chairman of the Board and from time to time define the powers and duties of these offices notwithstanding any other provisions of these By-laws. The President, the Secretary and the Treasurer shall be elected by the Board of Directors at its annual meeting or at the first meeting of the Board after the date fixed by these By-laws therefor and may, but need not, be members of the Board of Directors. Two or more offices may be held by the same person.

     Section 2.     Term of Office.      The President, the Treasurer and the
Secretary shall, unless sooner removed under the provisions of these By-laws, hold office until the next annual election of officers and thereafter until their respective successors are elected and qualified or until their earlier resignation or removal. All other officers shall hold office for such term as shall be determined from time to time by the Board of Directors.

     Section 3.     Vacancies.     Any vacancy at any time existing in any
office may be filled by the Directors.

     Section 4.     President.      The President shall be the chief executive
officer of the corporation except as the Board of Directors may otherwise provide. It shall be the President's duty and he or she shall have the power to see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall from time to time report to the Board of Directors all matters within his or her knowledge which the interests of the corporation may require to be brought to its notice. The President, when present, shall preside at all meetings of the stockholders and of the Board of Directors, unless otherwise provided by the Board of Directors. The President shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

     Section 5.     Chairman of the Board.      The Chairman of the Board, if
any, shall have the powers and duties expressly designated in these By-laws and shall perform such duties and have such powers additional thereto as the Board of Directors shall designate.

     Section 6.     Vice Presidents.      In the absence or disability of the
President, the President's powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Board of Directors. Each Vice President shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

     Section 7.     Treasurer.     The Treasurer shall keep full and accurate
accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the Board of Directors or in the absence of such designation in such depositories as he or she shall from time to time deem proper. The Treasurer shall disburse the funds of the corporation as shall be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall promptly render to the President and to the Board of Directors such statements of his or her transactions and accounts as the President and Board of Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Board of Directors may designate.

     Section 8.     Assistant Treasurers.     In the absence or disability of
the Treasurer, the Treasurer's powers and duties shall be performed by the Assistant Treasurer, if only one, or if more than one, by the one designated for the purpose by the Board of Directors. Each Assistant Treasurer shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

     Section 9.     Secretary.     The Secretary shall issue notices of all
meetings of stockholders, of the Board of Directors and of committees thereof where notices of such meetings are required by law or these By-laws. The Secretary shall record the proceedings of the meetings of the stockholders and of the Board of Directors and shall be responsible for the custody thereof in a book to be kept for that purpose. The Secretary shall also record the proceedings of the committees of the Board of Directors unless such committees appoint their own respective secretaries. Unless the Board of Directors shall appoint a transfer agent and/or registrar, the Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers. The Secretary shall sign such instruments as require his or her signature. The Secretary shall have custody of the corporate seal and shall affix and attest such seal on all documents whose execution under seal is duly authorized. In the Secretary's absence at any meeting, an Assistant Secretary or the Secretary pro tempore shall perform his or her duties thereat. The Secretary shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

     Section 10.    Assistant Secretaries.     In the absence or disability of
the Secretary, the Secretary's powers and duties shall be performed by the Assistant Secretary, if only one, or, if more than one, by the one designated for the purpose by the Board of Directors. Each Assistant Secretary shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

     Section 11.    Salaries.     The salaries and other compensation of
officers, agents and employees shall be fixed from time to time by or under authority from the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that such Officer is also a Director of the corporation.

     Section 12.    Removal.     The Board of Directors may remove any officer,
either with or without cause, at any time.

     Section 13.    Bond.     The corporation may secure the fidelity of any or
all of its officers or agents by bond or otherwise.

     Section 14.    Resignations.     Any officer, agent or employee of the
corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, if any, to the President or to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


                            ARTICLE IV

                          Capital Stock

     Section 1.     Stock Certificates and Uncertificated Shares.      The
shares of the corporation shall be represented by certificates, unless the Board of Directors of the corporation provides by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer and/or Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 2.     Classes of Stock.      If the corporation shall be
authorized to issue more than one class of stock or more than one series of any class, the face or back of each certificate issued by the corporation to represent such class or series shall either (a) set forth in full or summarize the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions thereof, or (b) contain a statement that the corporation will furnish a statement of the same without charge to each stockholder who so requests.

     Section 3.     Transfer of Stock.     Shares of stock shall be transferable
on the books of the corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. The Board of Directors may at any time or from time to time appoint a transfer agent or agents or a registrar or registrars for the transfer or registration of shares of stock.

     Section 4.     Holders of Record.     Prior to due presentment for
registration of transfer the corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

     Section 5.     Lost, Stolen, or Destroyed Stock Certificates.     The Board
of Directors may direct a new stock certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his or her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft, or destruction, of such certificates or the issuance of such new certificate or uncertificated shares.

                            ARTICLE V

        Indemnification of Directors, Officers and Others

     Section 1. Indemnification of Directors and Officers. The corporation shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware as presently in effect or as hereafter amended:

          (a) Subject to the provisions of Section 9 of this Article V, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether external or internal to the corporation (other than by action by or in the right of the corporation) by reason of the fact that he is or was a Director or officer of the corporation, or is or was serving at the request of the corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of the corporation, or is or was serving at the request of the corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 2. Indemnification of Employees and Others. The Board of Directors, in its discretion, may authorize the corporation to indemnify to the fullest extent permitted by the General Corporation Law of the State of Delaware (as presently in effect or as hereafter amended):

          (a) Subject to the provisions of Section 9 of this Article V, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3.     Determination to Indemnify.  Any indemnification under this
Article V (unless required by law or ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections l and 2 of this Article V. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders of the corporation.

     Section 4. Advances of Expenses. Expenses incurred by a Director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article V. Any advance under this Section 4 shall be made promptly, and in any event within ninety days, upon the written request of the person seeking the advance.

     Section 5. Non-Exclusive Right; Contractual Nature. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article V shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified under this Article V, may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Each person who is or becomes a Director or officer as described in
Section 1 of this Article V shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this
Article V. All rights to indemnification under this Article V shall be deemed to be provided by a contract between the corporation and the person who serves as a Director or officer of the corporation at any time while these by-laws and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

     Section 6. Insurance. The Board of Directors may at any time and from time to time cause the corporation to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware (as presently in effect or hereafter amended), the Certificate of Incorporation of the corporation or these By-laws.

     Section 7. One Recovery. The corporation's indemnification under Sections 1 and 2 of this Article V of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving, at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person receives as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the corporation,
(ii) from such other corporation, partnership, joint venture, trust or other enterprise, or (iii) under any other applicable indemnification provision.

     Section 8. Certain Presumptions. In addition to and without limiting the foregoing provisions of this Article V and except to the extent otherwise required by law, any person seeking indemnification under or pursuant to
Section 1 of this Article V shall be deemed and presumed to have met the applicable standard of conduct set forth in Section l unless the contrary shall be established.

     Section 9.     Claims Procedure.
          (a) In addition to and without limiting the foregoing provisions of this Article V and except to the extent otherwise required by law, (a) it shall be a condition of the corporation's obligation to indemnify under Sections l(a) and 2(a) of this Article V (in addition to any other condition in these By-laws or by law provided or imposed) that the person asserting, or proposing to assert, the right to be indemnified, promptly after receipt of notice of commencement of any action, suit or proceeding in respect of which a claim for indemnification is or is to be made against the corporation, notify the corporation of the commencement of such action, suit or proceeding, including therewith a copy of all papers served and the name of counsel retained or to be retained by such person in connection with such action, suit or proceeding, and thereafter to keep the corporation timely and fully apprised of all developments and proceedings in connection with such action, suit or proceeding or as the corporation shall request, and (b) the fees and expenses of any counsel retained by a person asserting, or proposing to assert, the right to be indemnified under Section l(a) or 2(a) of this Article V shall be at the expense of such person unless the counsel retained shall have been approved by the corporation in writing.

          (b) If a claim for indemnification or advancement of expenses under this Article V is not paid in full by the corporation within 90 days after a written claim therefor has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim.

     Section 10. Rules of Interpretation. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service by a Director or officer of the corporation which imposes duties on, or involves services by, such person with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article V.

     Section 11. Expenses. To the extent that a Director, officer, agent or employee of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or in
Section 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 12. Continuing Benefit. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 13. Severability. If any term or provision of this Article V or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Article V or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Article V shall be valid and enforced to the fullest extent permitted by law.

                            ARTICLE VI

                     Miscellaneous Provisions

     Section 1.     Interested Directors and Officers.

          (a) No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

               (1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

               (2) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

               (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

          (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 2. Stock in Other Corporations. Subject to any limitations that may be imposed by the Board of Directors, the President or any person or persons authorized by the Board of Directors may, in the name and on behalf of the corporation, (a) call meetings of the holders of stock or other securities of any corporation or other organization, stock or other securities of which are held by this corporation, (b) act, or appoint any other person or persons (with or without powers of substitution) to act in the name and on behalf of the corporation, or (c) express consent or dissent, as a holder of such securities, to corporate or other action by such other corporation or organization.

     Section 3. Checks, Notes, Drafts and Other Instruments. Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the Board of Directors to sign the same, which authorization may be general or may be confined to one or more specific instances. No officer or person shall sign any such instrument as aforesaid unless authorized by the Board of Directors to do so.

     Section 4. Corporate Seal. The seal of the corporation shall be circular in form, bearing the name of the corporation, the word "Delaware", and the year of incorporation, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section 5. Fiscal Year. The fiscal year of the corporation shall be the year ending with December 31.

     Section 6. Books and Records. The books, accounts and records of the corporation, except as may be otherwise required by the laws of the State of Delaware, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint. Except as may otherwise be provided by law, the Board of Directors shall determine whether and to what extent the books, accounts, records and documents of the corporation, or any of them, shall be open to the inspection of the stockholders.

     Section 7. Separability. If any term or provision of the By-laws, or the application thereof to any person or circumstances or period of time, shall to any extent be invalid or unenforceable, the remainder of the By-laws shall be valid and enforced to the fullest extent permitted by law.

     Section 8. Amendments. The By-laws may be amended or repealed by the stockholders or, if such power is conferred by the Certificate of Incorporation, by the Board of Directors, except that any By-law added or amended by the stockholders may be altered or repealed only by the stockholders if such By-law expressly so provides.